Exhibit 99.1

PAR ANNOUNCES PLANS TO LAUNCH $100 MILLION COMMON STOCK RIGHTS OFFERING

Houston — (Business Wire) — Par Petroleum Corporation (OTCQB: “PARR”) announced today that it intends to launch a registered rights offering on or about July 21, 2014. In the rights offering, each holder of the Company’s common stock as of the close of business on the record date of July 21, 2014 will be issued, at no charge, one transferable subscription right for each whole share of common stock owned by that stockholder on the record date. The Company expects that its largest stockholder will subscribe for a number of shares of the Company’s common stock representing its proportionate share of the rights offering.

Each subscription right will entitle a stockholder to purchase a fraction of a share of the Company’s common stock at a subscription price per whole share to be determined prior to the commencement of the rights offering (the “basic subscription privilege”). The rights offering will also include an over-subscription privilege, which will entitle stockholders who exercise all of their subscription rights in the basic subscription privilege the right to purchase additional shares of the Company’s common stock in the rights offering, subject to availability and pro rata allocation of shares among rights holders exercising such over-subscription privilege. No fractional shares of common stock will be issued in the rights offering.

The Company will offer a number of shares of its common stock in the rights offering, inclusive of the over-subscription privilege, representing approximately $100 million of gross proceeds. The Company plans to use the net proceeds from the rights offering to finance potential acquisitions, including the previously announced pending acquisition of Koko’oha Investments, Inc., and for general corporate purposes, including working capital.

The rights offering will be made pursuant to a shelf registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission (the “SEC”) and became effective on July 7, 2014. The rights offering will be made solely by means of a prospectus and prospectus supplement meeting the requirements of the Securities Act of 1933, as amended, to be filed with the SEC. Additional information regarding the rights offering will be set forth in the prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Par

Par Petroleum Corporation is a Houston-based company that manages and maintains interests in a variety of energy-related assets. Par is a growth company that looks for acquisitions with strong fundamentals and employees who can move the business forward.

Par, through its subsidiaries, owns and operates a 94,000 bpd refinery located in Hawaii on the island of Oahu. This refinery, together with substantial storage capacity, a 27-mile pipeline system, terminals, and retail outlets, provides a substantial portion of the energy demands of Hawaii.

Par’s largest oil and gas asset is its investment in Piceance Energy, LLC, which owns and operates natural gas reserves located in the Piceance Basin of Colorado.

Par also markets, transports and distributes crude petroleum-based energy products through Texadian Energy. With significant logistics capability on key pipeline systems, a rail car fleet, and a fleet of chartered barge tows, Par believes it has a competitive advantage in moving crude oil efficiently from land locked locations in the Western U.S. and Canada to the refining hubs in the Midwest, the Gulf Coast, and the East Coast.

Forward-Looking Statements

This press release includes information that constitutes forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include: our ability to successfully complete the rights offering; our ability to successfully complete the pending acquisition of Koko’oha Investments, integrate it into our operations and realize the anticipated benefits from the acquisition; our ability to identify all potential risks and liabilities in our due diligence of Koko’oha Investments and its business; any unexpected costs or delays in connection with the pending acquisition of Koko’oha Investments; the volatility of crude oil and refined product prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; environmental risks; and risks of political or regulatory changes. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K, as amended. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Investor Relations Contact:

Stonegate Securities, Inc.

Preston Graham

preston@stonegateinc.com

214-987-4121